UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 4, 2016, MGP Escrow Issuer, LLC (the “Issuer”) and MGP Escrow Co-Issuer, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), wholly owned subsidiaries of MGM Resorts International (the “Company”), commenced an offering for $1.05 billion in aggregate principal amount of senior notes due 2024 (the “notes”) in a private placement (the “Offering”). The notes will be offered in connection with the formation of MGM Growth Properties LLC, a real estate investment trust that will be a subsidiary of the Company. Following the consummation of certain formation transactions, the Issuer will be merged with and into MGM Growth Properties Operating Partnership LP.

In connection with the Offering, the Issuers disclosed certain information to prospective investors in a preliminary offering memorandum dated April 4, 2016. The preliminary offering memorandum disclosed certain information that supplements or updates certain prior disclosures of the Company. Pursuant to Regulation FD, the Company is furnishing herewith such information, in the general form presented in the preliminary offering memorandum, as Exhibit 99.1 to this Form 8-K.

This Form 8-K is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security.

Item 8.01. Other Events.

On April 4, 2016, the Company issued a press release pursuant to Rule135c under the Securities Act regarding the Offering. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

99.1	Excerpts from preliminary offering memorandum of MGP Escrow Issuer, LLC (to be merged with and into MGM Growth Properties Operating Partners LP upon the completion of certain formation transactions associated with MGM Growth Properties LLC) and MGP Escrow Co-Issuer, Inc., dated April 4, 2016.

99.2	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III Title: Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Excerpts from preliminary offering memorandum of MGP Escrow Issuer, LLC (to be merged with and into MGM Growth Properties Operating Partners LP upon the completion of certain formation transactions associated with MGM Growth Properties LLC) and MGP Escrow Co-Issuer, Inc., dated April 4, 2016.

99.2	Press Release.

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